                                                                   EXHIBIT 10.30


 ===============================================================================



                               CREDIT AGREEMENT


             _______________________________________________________



                            CHENIERE ENERGY, INC.,

                                  as Borrower



                                      and



                      ENCAP ENERGY CAPITAL FUND III, L.P.,

                                   as Lender


             _______________________________________________________



                                  $3,100,000


                                 September 1, 1999


 ===============================================================================

                               TABLE OF CONTENTS
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                                                                                       Page
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CREDIT AGREEMENT......................................................................    1

ARTICLE I - Definitions and References................................................    1
     Section 1.1.    Defined Terms....................................................    1
     Section 1.2.    Exhibits and Schedules; Additional Definitions...................   11
     Section 1.3.    Amendment of Defined Instruments.................................   11
     Section 1.4.    References and Titles............................................   11
     Section 1.5.    Calculations and Determinations..................................   11

ARTICLE II - Loan.....................................................................   11
     Section 2.1.    Loan.............................................................   11
     Section 2.2.    Use of Proceeds..................................................   12
     Section 2.3.    Fees.............................................................   12
     Section 2.4.    Optional Prepayments.............................................   12
     Section 2.5.    Minimum Principal Payments.......................................   12
     Section 2.6.    Additional Quarterly Principal Payments..........................   12
     Section 2.7.    NPI Conveyance...................................................   13
     Section 2.8.    General Payment Procedures.......................................   13

ARTICLE III - Adjustments and Coverage Deficiencies...................................   13
     Section 3.1.    Adjustments......................................................   13
     Section 3.2.    Coverage Deficiency..............................................   13

ARTICLE IV - Conditions Precedent to Lending..........................................   14
     Section 4.1.    Documents to be Delivered........................................   14
     Section 4.2.    Additional Conditions Precedent..................................   14

ARTICLE V - Representations and Warranties............................................   15
     Section 5.1.    No Default.......................................................   15
     Section 5.2.    Organization and Good Standing...................................   15
     Section 5.3.    Authorization....................................................   15
     Section 5.4.    No Conflicts or Consents.........................................   15
     Section 5.5.    Enforceable Obligations..........................................   15
     Section 5.6.    Initial Financial Statements.....................................   16
     Section 5.7.    Other Obligations and Restrictions...............................   16
     Section 5.8.    Full Disclosure..................................................   16
     Section 5.9.    Litigation.......................................................   16
     Section 5.10.   Names and Places of Business.....................................   16
     Section 5.11.   Borrower's Subsidiaries..........................................   17
     Section 5.12.   Title to Properties; Licenses....................................   17
     Section 5.13.   Government Regulation............................................   17
     Section 5.14.   Solvency.........................................................   17

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                                       i
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
     Section 5.15.   Year 2000 Compliance.............................................  17
     Section 5.16.   ERISA Plans and Liabilities......................................  18
     Section 5.17.   Environmental Matters; Environmental Reviews.....................  18

ARTICLE VI - Affirmative Covenants of Borrower.......................................   19
     Section 6.1.    Payment and Performance.........................................   19
     Section 6.2.    Books, Financial Statements and Reports.........................   19
     Section 6.3.    Other Information and Inspections...............................   20
     Section 6.4.    Notice of Material Events and Change of Address.................   20
     Section 6.5.    Maintenance of Properties.......................................   21
     Section 6.6.    Maintenance of Existence and Qualifications.....................   21
     Section 6.7.    Payment of Trade Liabilities, Taxes, etc........................   21
     Section 6.8.    Insurance.......................................................   21
     Section 6.9.    Performance on Other Person's Behalf............................   21
     Section 6.10.   Interest........................................................   22
     Section 6.11.   Compliance with Agreements and Law..............................   22
     Section 6.12.   Evidence of Compliance..........................................   22
     Section 6.13.   Guaranties of Borrower's Subsidiaries...........................   22
     Section 6.14.   Year 2000 Compliance............................................   22
     Section 6.15.   Perfection and Protection of Security Interests and
                       Liens.........................................................   22
     Section 6.16.   Board Visitation Rights.........................................   22

ARTICLE VII - Negative Covenants of Borrower.........................................   23
     Section 7.1.    Indebtedness....................................................   23
     Section 7.2.    Limitation on Liens.............................................   23
     Section 7.3.    Hedging Contracts...............................................   24
     Section 7.4.    Limitation on Mergers, Issuances of Securities..................   24
     Section 7.5.    Limitation on Sales of Property.................................   24
     Section 7.6.    Limitation on Distributions and Redemptions.....................   24
     Section 7.7.    Limitation on Investments and New Businesses....................   25
     Section 7.8.    Limitation on Credit Extensions.................................   25
     Section 7.9.    Transactions with Affiliates....................................   25
     Section 7.10.   Certain Contracts; ERISA........................................   25
     Section 7.11.   Working Capital and Current Ratio...............................   25
     Section 7.12.   Fixed Charges...................................................   25

ARTICLE VIII - Events of Default and Remedies........................................   26
     Section 8.1.    Events of Default...............................................   26
     Section 8.2.    Remedies........................................................   28

ARTICLE IX - Miscellaneous...........................................................   28
     Section 9.1.    Waivers and Amendments; Acknowledgments.........................   28
     Section 9.2.    Survival of Agreements; Cumulative Nature.......................   29
     Section 9.3.    Notices.........................................................   30
     Section 9.4.    Payment of Expenses; Indemnity..................................   30



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
     Section 9.5.    Parties in Interest..............................................   31
     Section 9.6.    Assignments and Participations...................................   31
     Section 9.7.    Governing Law; Submission to Process.............................   31
     Section 9.8.    Limitation on Interest...........................................   32
     Section 9.9.    Termination; Limited Survival....................................   33
     Section 9.10.   Severability.....................................................   33
     Section 9.11.   Counterparts; Fax................................................   33
     Section 9.12.   Waiver of Punitive Damages, etc..................................   33


Schedules and Exhibits

Schedule 1    -    Disclosure Schedule
Schedule 2    -    Insurance Schedule
Schedule 3    -    Document Schedule
Schedule 4    -    Method to Calculate 25% IRR
Schedule 5    -    Oil and Gas Interests Subject to Sale
Schedule 6    -    Certain Properties

Exhibit A     -    Note
Exhibit B     -    Certificate Accompanying Financial Statements
Exhibit C     -    Opinion of Counsel to Restricted Persons
Exhibit D     -    NPI Conveyance

                                 CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of September 1, 1999, by and among Cheniere Energy, Inc., a Delaware corporation ("Borrower"), and EnCap Energy Capital Fund III ("Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                    ARTICLE I - Definitions and References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "25% IRR" has the meaning given such term in Schedule 4 hereto. Schedule 4 hereto also defines when a 25% IRR has been "achieved."

     "Affiliate" means, with respect to any Person: (a) any other Person directly or indirectly owning, controlling or holding with power to vote 25% or more of the outstanding voting securities of such Person, (b) any other Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, and (c) any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Agreement" means this Credit Agreement.

     "Base Rate" means the rate of twelve percent (12.00%) per annum. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for commercial business with the public in Houston, Texas.

     "Cash Equivalents" means investments in:

     (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

     (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit have an investment grade rating;

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has an investment grade rating; and

     (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through
(d) above.

     "Change of Control" means (a) the acquisition by any Person or group of Persons acting together, of a direct interest in more than forty percent (40%) of the voting power of the voting stock of Borrower, by way of merger or consolidation or otherwise (other than the September 1999 Issuance); or (b) either (i) Charif Souki ceases to be and act as the Chairman of the Board of Directors of Borrower or (ii) Michael Harvey ceases to be and act as the President and Chief Executive Officer of Borrower.

     "Cheniere California" means Cheniere Energy California, Inc., a Delaware corporation.

     "Cheniere Operating" means Cheniere Energy Operating Co., Inc., a Delaware corporation.

     "Collateral" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, and (iii) depreciation, depletion, amortization, and other non-cash charges, in each case calculated for Borrower and its Consolidated Subsidiaries without duplication.

     "Consolidated Interest Expense" means, for any period, all interest paid or accrued during such period on Indebtedness (including the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining Consolidated Net Income during such period.

     "Consolidated Net Income" means, for any period, Borrower's and its Consolidated Subsidiaries' gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Borrower's and its

Consolidated Subsidiaries' expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Subsidiary of Borrower in which Borrower or any of its Subsidiaries has an ownership interest.

     "Coverage Deficiency" means the existence of a Coverage Ratio less than 150%.

     "Coverage Ratio" means, as of any time, the ratio obtained by dividing one hundred percent (100%) of the NPV at such time by the sum of all Obligations at such time, including past-due payments owed under the NPI Conveyance but excluding accrued interest not yet due and payable.

     "Dedicated Leases" means the Redfish Prospect and the Stingray Prospect, provided, that (a) the Shark Prospect shall also be part of the Dedicated Leases (and not part of the Other Properties) from and after June 1, 2000, and (b) Borrower may at any time hereafter designate in writing additional leases that are Collateral as "Dedicated Leases", in which event the leases so designated shall thereafter be "Dedicated Leases" for all purposes hereunder.

     "Dedication Percentage" means seventy-five percent (75%); provided that while any Coverage Deficiency or Event of Default exists the Dedication Percentage shall be one hundred percent (100%).

     "Deductible Taxes" means any severance, ad valorem, or other direct taxes on any oil and gas properties owned by Borrower (or by NPI Assignee pursuant to the NPI Conveyance) or production therefrom or the proceeds of such production; provided that federal, state, or local income or franchise taxes shall not be considered to be Deductible Taxes.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means the rate of fifteen percent (15.00%) per annum. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Disclosure Report" means either a notice given by Borrower under Section
6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

     "Disclosure Schedule" means Schedule 1 hereto.

     "Distribution" means (a) any dividend or other distribution made by Borrower or any of its Subsidiaries on or in respect of any of its stock or other equity interests (including any option or warrant to buy such an equity interest), or (b) any payment made by Borrower or any of its Subsidiaries to purchase, redeem, acquire or retire any such stock or other equity interests (including any such option or warrant).

     "Document Schedule" means Schedule 3 hereto.

     "EnCap Pricing" means those prices (a) for anticipated sales of Hydrocarbons that are hedged by a Hedging Contract with an investment grade counter party, which Hedging Contract has been approved by Lender, equal to the fixed price or prices provided for in such Hedging Contract during the term thereof, and thereafter the prices provided for in clause (b) below; and (b) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Hedging Contract that has been approved by Lender, the prices determined by Lender in its sole discretion to be appropriate for evaluating the NPV of the Property from which such Hydrocarbons are expected to be provided.

     "Engineering Report" means any engineering report covering Collateral which Borrower delivers to Lender.

     "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means Borrower and all members of a controlled group of business organizations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "Event of Default" has the meaning given to such term in Section 8.1.

     "Fairfield Agreement" means that certain Master License Agreement dated the 9th of June, 1999, between Fairfield Industries Incorporated, a Delaware corporation, and Borrower.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change.

     "Guarantor" means Cheniere Operating and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "Highest Lawful Rate" means, on any date, the maximum nonusurious rate of interest that Lender is permitted under applicable Law to contract for, take, charge, collect, reserve, or receive with respect to the Loan and the other Obligations.

     "Hydrocarbons" means crude oil, natural gas, and other liquid and gaseous hydrocarbons.

     "Indebtedness" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under Hedging Contracts; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP; (g) Liabilities arising under conditional sales or other title retention agreements;
(h) Liabilities owing under direct or indirect guaranties of Indebtedness of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Indebtedness of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Indebtedness, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase or lease securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "Initial Engineering Report" means the engineering report concerning oil and gas properties of Restricted Persons dated August 12, 1999 prepared by Ryder Scott & Company as of September 1, 1999.

     "Initial Financial Statements" means the audited annual financial statements of Borrower dated as of December 31, 1998 and the unaudited quarterly financial statements of Borrower dated as of June 30, 1999.

     "Insurance Schedule" means Schedule 2 attached hereto.

     "Interest Coverage Ratio" means, at any time, the ratio of (a) Consolidated EBITDA for the Fiscal Quarter ending on, or most recently ended prior to, such time, to (b) Consolidated Interest Expense for such Fiscal Quarter.

     "Investment" means any investment made, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution, delivery of property, or otherwise.

     "Law" means any constitution, statute, ordinance, regulation, rule, ruling, order, restriction, writ, judgement, decree, injunction, or other requirement or official act of or by any governmental authority of any kind.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan" has the meaning given to such term in Section 2.1.

     "Loan Documents" means this Agreement, the Note, the Security Documents, the NPI Conveyance, other requested documents and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties, prospects, or reserves considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

     "Maturity Date" means August 31, 2001, or if earlier, the day on which the Note first becomes due and payable in full.

     "Monthly Payment Date" means the last Business Day of each month.

     "Monthly Principal Payment" has the meaning given such term in Section 2.5.

     "NPI" means the overriding royalty interest and other rights and interests granted pursuant to the NPI Conveyance.

     "NPI Assignee" means EnCap Energy Capital Fund III, L.P.

     "NPI Conveyance" has the meaning given such term in Section 2.7.

     "NPV" means, with respect to any Proved Developed Reserves attributable to the Properties owned by Borrower that are subject to valid and enforceable Liens under Security Documents (subject only to Permitted Liens), the net present value, discounted at 10% per annum and risk weighted by Lender in its sole and absolute discretion, of the future net revenues expected to accrue to Borrower's interests in such reserves (excluding the revenues expected to accrue to NPI Assignee under the NPI Conveyance) during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) appropriate deductions shall be made for Deductible Taxes, operating, gathering, transportation and marketing costs, for capital expenditures required for the development, production, and sale of such reserves, and for the abandonment of non-producing wells and (ii) the pricing assumptions and escalations (if any) used in determining NPV for any particular reserves shall be the EnCap Pricing. NPV shall be calculated hereunder in connection with each Engineering Report, either by Borrower, Lender or the engineering firm who prepares such Engineering Report; in the event of any conflict, Lender's calculation shall be conclusive and final.

     "Net Revenue" means, with respect to any Property, the remainder of:

          (i) the sum of all revenues and receipts of Borrower from such Property (excluding only funds belonging to third parties, such as payments on the NPI belonging to NPI Assignee, which are received by Borrower for transfer to such third parties, but including funds received by Borrower for its own account under the terms of any applicable operating agreement for such Property) accounted for under GAAP during any calendar month beginning with the calendar month which starts September 1, 1999, minus

          (ii) the sum of all payments actually made in cash during such month, other than pre-payments not made in the ordinary course of business, for the following:

               (a) Deductible Taxes on such Property; and

               (b) Net Revenue LOE for such Property.

     "Net Revenue LOE" means leasehold operating expenses and other field level or lease level charges for operations on any Property, other than capital expenditures.

     "Note" has the meaning given to such term in Section 2.1.

     "Obligations" means all Liabilities from time to time owing by Borrower or any other Restricted Person to Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

     "Other Properties" means, collectively, those undivided interests in oil and gas properties and interests other than the Dedicated Leases which are, at the time in question, owned by Borrower.

     "Permitted Lien" has the meaning given to such term in Section 7.2.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Platform Leases Costs and Expenses" means the expenses and costs related to the acquisition and installation of a production platform and gathering system for the Redfish Prospect, the Shark Prospect, and the Stingray Prospect.

     "Production Threshold" means $400,000 for any period of three consecutive calendar months, with the first month of the first such period beginning on November 1, 1999, provided that if Borrower ever elects to designate additional leases as "Dedicated Leases" pursuant to clause (b) of the definition of such term, the Production Threshold shall increase from $400,000 to $500,000 for each such three month period including, or occurring after, the date on which Borrower makes such designation.

     "Property" means either:

          (a) those undivided interests in the Dedicated Leases which are owned by Borrower, or

          (b) collectively, all undivided interests in Other Properties which are owned by Borrower.

     "Proved Developed Producing Reserves" means oil and gas reserves that are "Proved Reserves", "Developed Reserves", and "Producing Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

     "Proved Developed Reserves" means oil and gas reserves that are both "Proved Reserves" and "Developed Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

     "Proved Reserves" means oil and gas reserves that are "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

     "Quarterly Payment Amount" has the meaning given such term in Section 2.6.

     "Quarterly Payment Date" means the last Business Day of each January, April, July, and October, beginning on January 31, 2000.

     "Recalculation Date" means 7:00 a.m., Louisiana time, on the first day of the first calendar month following the 180th day after which a 25% IRR (as provided in Schedule 4 hereto) has been achieved.

     "Redfish Prospect" means the properties and interests described as the "Redfish Prospect" on Exhibit "A" attached to the NPI Conveyance which is Exhibit D to this Agreement.

     "Restricted Person" means Borrower, and each Subsidiary of Borrower and each Guarantor.

     "Security Documents" means the guaranties, mortgages, deeds of trust, security agreements and financing statements listed in the Document Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements, and other agreements or instruments now, heretofore, or hereafter delivered by Borrower or any other Restricted Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of Borrower's or any other Restricted Person's other duties and obligations under the Loan Documents.

     "September 1999 Issuance" means the issuance to private investors of common stock of Borrower on or before September 30, 1999 for a minimum sales price (net of costs of sale) received by Borrower of $2,000,000.

     "Shark Prospect" means the properties and interests described as the "Shark Prospect" on Exhibit "A" attached to the NPI Conveyance which is Exhibit D to this Agreement.

     "Stingray Costs and Expenses" means Restricted Persons' expenses and costs related to the drilling and recompletion of State Lease 16017 Well No. 1, including the recoupment of costs heretofore incurred by Restricted Persons.

     "Stingray Prospect" means the properties and interests described as the "Stingray Prospect" on Exhibit "A" attached to the NPI Conveyance which is Exhibit D to this Agreement.

     "Subordinated Creditors" means, collectively, BSR Investments, Ltd., MM & B Holdings, LLC, Joe Sam Robinson, Jr., M.D., Ralph O. Hellmold, Hugh F. Smisson III, M.D., John S. Neel, Jr., Richard N. Borenstein, Albin Salton, Gail Daily Forster, Robert I. Israel, Joseph F. Culman III, Douglas W. Kessler, P.C., and Michael J. Wagstaff.

     "Subordinated Debt" means all Indebtedness outstanding under promissory notes (other than the Note) issued by Borrower and outstanding on the date hereof, including certain promissory notes issued by Borrower to the Subordinated Creditors in December 1997 in the aggregate original amount of $4,000,000.

     "Subsidiary" means, with respect to any Person, any corporation, association, limited liability company, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (d) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     Section 1.2. Exhibits and Schedules; Additional Definitions . All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Document Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                 ARTICLE II - Loan

     Section 2.1. Loan. Subject to the terms and conditions hereof, Lender agrees to make a single advance to Borrower (herein called the "Loan") on the date hereof in the amount of $3,100,000. The obligation of Borrower to repay to Lender the Loan, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of the Loan minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. The Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date.

     Section 2.2. Use of Proceeds. Borrower shall use all funds from the Loan to pay (i) the Platform Costs and Expenses, (ii) the Stingray Costs and Expenses, and (iii) Borrower's costs in closing the transactions contemplated hereby. In no event shall the funds from the Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.3. Fees. In consideration of Lender's commitment to make the Loan, Borrower will pay to Lender a fee in the aggregate amount of $62,000, due and payable on the date hereof.

     Section 2.4. Optional Prepayments. Borrower may, from time to time and without premium or penalty, prepay the Note, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Note equal $50,000 or any higher integral multiple of $50,000. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid and shall be applied to the scheduled payments of principal due under the Note in the inverse order of maturity; provided, however, that no such prepayment shall reduce the amount of any Monthly Principal Payment due under Section 2.5. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.5. Minimum Monthly Principal Payments. Subject to adjustment as provided in Section 2.6, on each Monthly Payment Date, beginning on November 30, 1999 and continuing until the Loan is paid in full, Borrower will make a fixed mandatory payment on the Loan, in addition to payment of the interest then due and any payments required under the NPI

Conveyance, in an amount equal to the remainder of (a) the Dedication Percentage of the Net Revenue from the Dedicated Leases for the calendar month preceding the month in which such Monthly Payment Date occurs minus (b) all interest due on the Loan on such Monthly Payment Date (each such principal payment is herein referred to as a "Monthly Principal Payment").

     Section 2.6.  Additional Quarterly Payments.  If, on any Quarterly
Payment Date, the sum of (i) the Monthly Principal Payment made on such date plus (ii) the amount of the two (2) previous Monthly Principal Payments most recently made as of such date (such sum is herein referred to as the "Quarterly Payment Amount") is less than $387,500, then:

          (a) Borrower shall make a principal payment on the Loan, in addition to the Monthly Principal Payment made on such date, in an amount equal to $387,500 minus the Quarterly Payment Amount; and

          (b) thereafter (until such time as seventy-five percent (75%) of the Net Revenue from the Dedicated Leases for a current Fiscal Quarter equals or exceeds $387,500 and no Event of Default otherwise exists), the Monthly Principal Payment to be made with respect to each calendar month pursuant to Section 2.5 shall be equal to the greater of (i) $129,167 and (ii) the sum of (A) one hundred percent (100%) of the Net Revenue from the Dedicated Leases for such calendar month plus (B) seventy-five percent (75%) of the Net Revenue from the Other Properties for such calendar month.

     Section 2.7. NPI Conveyance. As consideration for Lender's commitment to make the Loan hereunder, Borrower is executing and delivering to NPI Assignee the Net Profit Interest Conveyance attached hereto as Exhibit D (the "NPI Conveyance").

     Section 2.8. General Payment Procedures. Borrower will make each payment which it owes under the Loan Documents not later than 11:00 a.m., Houston, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.
Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. Amounts collected or received by Lender shall be applied as follows:

     (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Lender under Section 6.8 or 9.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender shall otherwise determine);

     (b) then, for the prepayment of any amounts owing under the Loan Documents specified by Borrower, together with accrued and unpaid interest on any principal so prepaid; and

     (c)  last, for the payment or prepayment of any other Obligations.


                                 ARTICLE III -
  Adjustments, Purchase Right, Coverage Deficiencies, Right of First Refusal,
                             and Registration Rights

     Section 3.1.  Adjustments and Purchase Right.

     (a) Effective as of the Recalculation Date, the percentage interest owned by NPI Assignee in the "Net Profits" (as defined in the NPI Conveyance) shall be reduced from five percent (5%) to two and one-half percent (2.5%). If the Recalculation Date ever occurs, the NPI Assignee will execute, within thirty
(30) days after Borrower and NPI Assignee mutually determine that the Recalculation Date has been reached, an instrument in recordable form that properly evidences that, effective as of the Recalculation Date, the NPI has been so reduced.

     (b) At any time on or before the earlier of (i) September 1, 2002 or (ii) the Recalculation Date, Lender may at its option purchase from Borrower 200,000 shares of common stock of Borrower (the "Option Shares") by surrendering the NPI to Borrower as payment for such common stock, such surrender to be effective as of the date, if any, upon which Lender exercises such option.

     (c) Borrower and Lender agree that the delivery of (i) the Option Shares to Lender from Borrower and (ii) the instrument evidencing the reconveyance of the NPI to Borrower from Lender shall take place concurrently within thirty days after Lender exercises the purchase option described in the immediately preceding subsection (b).

     Section 3.2. Coverage Deficiency. If any Coverage Deficiency ever exists, then Borrower must within 30 days after obtaining knowledge thereof cure such Coverage Deficiency, either by furnishing and mortgaging additional engineered producing oil and gas properties satisfactory to Lender in order to increase the NPV or by making payments in order to reduce the Obligations.

     Section 3.3. Right of First Refusal. Borrower will offer to sell to El Paso Energy Marketing Company ("EPEM") all natural gas produced from the four-pile production platform to be installed on the Redfish Prospect by Restricted Persons prior to contracting with any third party for the sale of such gas, provided that Borrower may allow other operators of the Dedicated Leases to sell Restricted Persons' share of production produced during September and October of 1999. As soon as a reasonable assessment can be made as to the volume of natural gas which will be available for market by Restricted Persons (and prior to any sale to a potential third party purchaser), Borrower shall provide to EPEM in writing (i) all information regarding such volumes requested by EPEM including expected daily sales volumes, mainline pipeline delivery or receipt points, and initial delivery dates and (ii) at Borrower's option, the terms of a bona fide offer to purchase such natural gas made by any third party purchaser. Upon receipt of the foregoing information, EPEM shall have five (5) Business Days to provide Borrower with a written offer to purchase Restricted Persons' natural gas with price, volumes, and duration terms the same or better as the terms of such bona fide offer. If EPEM does not provide Borrower with such written offer to purchase before the end of such five (5) Business Day period, Borrower shall have no further obligation to EPEM. If EPEM does provide Borrower with such a written offer, the Restricted Persons will accept such offer from EPEM and will not thereafter sell such natural gas to such third party.

     Section 3.4. Registration Rights. Borrower and Lender agree that if, at any time after the date hereof Borrower proposes to file a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission with respect to any offering of Borrower's common stock, it will give notice in writing to such effect to Lender at least sixty (60) days prior to such filing, and, at the written request of Lender made within thirty (30) days after the receipt of such notice, will include therein at Borrower's cost and expense the Option Shares (except for underwriting discounts, commissions, and filing fees attributable to the Option Shares); provided, however, that if the offering being registered by Borrower is underwritten and the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the shares of any other holder having incidental registration rights, the Option Shares, and the shares of Borrower that may be included in the Registration Statement shall be allocated among Borrower, Lender, and the holders of such other shares having incidental registration rights in proportion, as nearly as practicable, to the respective amounts of the shares which Borrower, Lender, and such holders may request to be included in such registration at the time of filing the Registration Statement. Borrower, at its own expense, will cause the prospectus included in such Registration Statement to satisfy the requirements of the Securities Act (as then in effect or any similar statute then in effect) for a period of at least ninety (90) days after the effective date of such Registration Statement. The rights of Lender under this Section 3.4 shall apply to an unlimited number of offerings by Borrower. Borrower shall promptly notify Lender of the occurrence of any event as a result of which any prospectus included in a Registration Statement filed pursuant to this Section 3.4 includes any misstatement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Borrower's obligations under this Section 3.4 with respect to Lender are expressly conditioned upon Lender's furnishing to Borrower in writing such information concerning Lender as Borrower shall reasonably request for inclusion in the Registration Statement.


                 ARTICLE IV - Conditions Precedent to Lending

     Section 4.1. Documents to be Delivered . Lender has no obligation to make the Loan unless Lender shall have received all of the following at Lender's office in Houston, Texas: (a) each Loan Document listed in the Document Schedule duly executed and delivered by each party thereto and in form, substance and date satisfactory to Lender, (b) a favorable opinion from

Mayor, Day, Caldwell, and Keeton, L.L.P., in the form attached hereto as Exhibit C, (c) a favorable opinion as to the Mortgage and the NPI Conveyance from Ottinger, Hebert, & Sikes, L.L.P., in form satisfactory to Lender in Lender's sole and absolute discretion, (d) the Initial Engineering Report, and (e) a certificate of Borrower as to the satisfaction of all conditions precedent to the making of the Loan contained herein. In addition, Borrower must then pay all fees and reimbursements (including fees and disbursement of Lender's attorneys) payable pursuant to any Loan Document.

     Section 4.2. Additional Conditions Precedent. Lender has no obligation to make the Loan, unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by each of Borrower and any other Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

     (b)  No Default shall exist at the date of such Loan.

     (c) No Material Adverse Change shall have occurred, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change, since June 30, 1999.

     (d) Each of Borrower and any other Restricted Persons shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

     (e) The making of such Loan shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

     (f) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 4.1 (including corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by each of Borrower and any other Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

                  ARTICLE V - Representations and Warranties

     To confirm Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations, and to induce Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to Lender that:

     Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

     Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.
Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

     Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. No Conflicts or Consents. The execution and delivery by each Restricted Person of the Loan Documents to which it is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of such Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon such Person, (b) result in the acceleration of any Indebtedness owed by such Person, or (c) result in or require the creation of any Lien upon any assets or properties of such Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents (other than the governmental consents routinely obtained in the ordinary course of business and the consents that have been obtained by Borrower that are described on the Disclosure Schedule) no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by each Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. Enforceable Obligations. The Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person, to the extent that each is a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

     Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the results of Borrower's Consolidated operations and Borrower's Consolidated cash flows for the period thereof. Since the date of the Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

     Section 5.7. Other Obligations and Restrictions. Other than the Subordinated Debt, no Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to it or material with respect to it and its Consolidated Subsidiaries and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report.

     Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by such Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower (other than industry-wide risks normally associated with the types of businesses conducted by any Restricted Person) that has not been disclosed to Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

     Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower, threatened, against any Restricted Person before any Tribunal which could reasonably be expected to cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or their stockholders, partners, directors or officers which could reasonably be expected to cause a Material Adverse Change.

     Section 5.10. Names and Places of Business. No Restricted Person has, during the preceding five years, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower is (and for the preceding five years has been) located at the address of Borrower set out on the signature page hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, Borrower has no other office or place of business.

     Section 5.11. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except Cheniere Operating and Cheniere California. No Restricted Person is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Borrower will not create or acquire any Subsidiary after the date hereof without the written consent of Lender. The business of Cheniere Operating is oil and gas exploration and development. Cheniere California is inactive and has total assets of less than $10,000.

     Section 5.12. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens, other than Permitted Liens, and of all encumbrances materially and adversely affecting the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no Proved Reserves are properly attributed. The ownership of such properties shall not in the aggregate in any material respect obligate any Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such properties in any amount materially in excess of the working interest of such properties set forth in the Initial Engineering Reports. Upon delivery of each Engineering Report furnished to Lender pursuant to Article VI, the statements made in the preceding sentences to this section shall be true with respect to such Engineering Report. All information contained in the Engineering Reports is true and correct in all material respects as of the date thereof. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter.

     Section 5.13. Government Regulation. No Restricted Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 5.14. Solvency. Upon giving effect to the issuance of the Note and the conveyance of the NPI, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

     Section 5.15. Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within Restricted Persons' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Restricted Persons may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of

Restricted Persons' suppliers and vendors) that are material to any of Restricted Persons' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to materially and adversely affect Restricted Persons on a Consolidated basis.

     Section 5.16. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     Section 5.17.  Environmental Matters; Environmental Reviews.

          (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to it and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

          (b) Borrower will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which it has notice, pending or threatened against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

          (c) Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

                ARTICLE VI - Affirmative Covenants of Borrower

     To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

     Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

     Section 6.2. Books, Financial Statements and Reports. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Lender at Borrower's expense:

     (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Borrower and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 and 7.12, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

     (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit B signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 and 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

     (c) By March 31 of each year, an Engineering Report prepared as of the preceding December 31 by independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests owned by either (i) Borrower and any other grantor under the Security Documents or
(ii) NPI Assignee under the NPI Conveyance and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Lender, shall take into account any "over-produced" status under gas balancing arrangements and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

     (d) By July 31 and October 31 of each year, an Engineering Report prepared as of the preceding June 30 and September 30, respectively, by petroleum engineers who are employees of Borrower, together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (c) above.

     (e) As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from Restricted Persons' oil and gas properties and describing on a cash basis the related collections, NPI payments, severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

     (f) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a list of any new acreage acquired by any Restricted Person and a list, by name and address, of those Persons who have purchased production during such Fiscal Quarter from Restricted Persons' oil and gas properties, giving each such purchaser's owner number for Borrower and each such purchaser's property number for each such property.

     Section 6.3. Other Information and Inspections. Borrower will furnish to Lender any information which Lender may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the businesses and operations of each Restricted Person. Borrower will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and will permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender or Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

     (a) the occurrence of any Material Adverse Change;

     (b) the occurrence of any Default;

     (c) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower with respect to any Restricted Person or any Collateral; and

     (d) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Borrower will also notify Lender and Lender's counsel in writing at least thirty days prior to the date that Borrower or any other Restricted Person changes its name or the location of its place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

     Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

     Section 6.7.  Payment of Trade Liabilities, Taxes, etc.    Borrower will
(a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Borrower or any other Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers.

     Section 6.9. Performance on Other Person's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

     Section 6.10. Interest. Borrower hereby promises to Lender to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) which Borrower has in this Agreement promised to pay to Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     Section 6.11.  Compliance with Agreements and Law.  Each Restricted
Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain its good standing all licenses required by any governmental authority that may be necessary to carry on its general business objects and purposes.

     Section 6.12. Evidence of Compliance. Borrower will furnish to Lender at Borrower's expense all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower or any other Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.13.  Guaranties of Borrower's Subsidiaries.  Other than
Cheniere California, each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Each such Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of such Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all corporate, limited liability company, or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute. Notwithstanding anything to the contrary herein, if at any time Cheniere California owns assets in excess of $10,000, Cheniere California shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance.

     Section 6.14. Year 2000 Compliance. Borrower will promptly notify Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to any of Restricted Persons' business and operations will not be Year 2000 compliant (as defined in Section 5.15) on a timely basis, except to the extent that such failure would not present a material probability of causing a Material Adverse Change.

     Section 6.15. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause any other Restricted Person to deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Restricted Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 6.16. Board Visitation Rights. Lender shall have the right to appoint one (1) representative, and such representative shall: (i) receive all notice of all meetings (both regular and special) of the board of directors of Borrower and copies of all unanimous consents and other proposals presented to the directors or such board; (ii) be entitled to attend (or, in the case of telephone meetings, be included in) all such meetings; and (iii) receive as soon as available copies of the minutes of all such meetings. If such board proposes to take any action by written consent in lieu of a meeting, Borrower will give written notice to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action. Borrower will furnish such representative with a copy of each such written consent not later than five
(5) days after execution. Such representative shall not be a member of such board and shall not be entitled to vote on any matters presented at such meetings of such board or to consent to any matters as to which the consent of such board has been requested.

     Section 6.17. September 1999 Issuance. The September 1999 Issuance shall occur on or before September 30, 1999.

     Section 6.18. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any oil and gas properties and interests, together with all associated equipment, production, production proceeds and other real or personal property, hereafter owned or acquired by any Restricted Person (provided that Borrower shall not be obligated to grant any Lien on any lease subject to Borrower's April 4, 1996 Exploration Agreement with Zydeco Exploration, Inc. prior to the spudding of a well on that lease). Borrower also agrees to deliver, whenever requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender with respect to any Restricted

Person's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may request.

                 ARTICLE VII - Negative Covenants of Borrower

     To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

     Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

     (a) the Obligations;

     (b) Indebtedness outstanding under the instruments and agreements described as the Disclosure Schedule, including any future advances which Borrower is presently entitled to receive through but excluding any renewals or extensions of such liability;

     (c) Indebtedness arising under any Hedging Contract permitted under
Section 7.3; and

     (d)  the Subordinated Debt;

     (e)  Liabilities arising under the Fairfield Agreement;

     (f) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor to the extent that such Liabilities support the plugging and abandonment of wells in which a Restricted Person has a working interest; provided, that the amount of Liability relating to each such letter of credit, application, or reimbursement agreement may not exceed the product of
(i) such Restricted Person's working interest in such well multiplied by (ii) $200,000; and

     (g) intercompany loans between Borrower and any of its Subsidiaries that has become a Guarantor in compliance with Section 6.13, and intercompany loans between any such Subsidiary Guarantors.

     Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

     (a) Liens which secure Obligations only;

     (b) Liens for taxes, Liens securing lessors' royalties arising by statute or under the terms of a lease, and mechanics', materialmen's, operators' and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in Section 6.7;

     (c) Liens on cash and cash equivalents securing Permitted Indebtedness described in Section 7.1(f).

Notwithstanding anything to the contrary herein, Borrower shall not grant a Lien encumbering any of Restricted Persons' interests in the properties described on
Schedule 6 attached hereto, except for Liens described in Section 7.2(b) or Liens in favor of Lender.

     Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except contracts entered into with the purpose and effect of fixing prices on no more than 70% of the oil or gas expected to be produced by such Restricted Person during the term of such Hedging Contract, provided that at all times: (a) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Person in performing its obligations thereunder, and (b) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made has long-term obligations which have an investment grade rating. By December 31, 1999, Borrower will enter into Hedging Contracts with investment-grade counterparties that have the effect of fixing a price per MMBTU to be mutually agreed to by Borrower and Lender for at least 40% (but no more than 70%) of Borrower's anticipated gas production from Proved Developed Producing Reserves attributable to the Platform Leases during the period until the Maturity Date.

     Section 7.4. Limitation on Mergers, Issuances of Securities, Subsidiary Assets. Except as expressly provided in this section no Restricted Person will merge or consolidate with or into any other Person without the prior
consent of Lender.   No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein. Other than common stock of Borrower or options, warrants, or other rights to acquire common stock of Borrower, no Restricted Person will issue any equity interests in it or other securities or any options, warrants, or other rights to acquire such interest. Borrower shall not use the proceeds of the September 1999 Issuance for any purpose other than payment of the Subordinated Debt until the Subordinated Debt and all accrued interest thereon is paid in full. Borrower shall not permit Cheniere California to have assets greater than $10,000 at any time.

     Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

     (c) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred), so long as no well situated on the property transferred or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities;

     (d) interests in oil and gas leases described on Schedule 5 subject to the limits set out on such Schedule;

     (e) assignments of overriding royalty interests, not exceeding 1.0%, proportionately reduced, for the benefit of employees of any Restricted Person; and

     (f) assignments or conveyances of interests in oil and gas leases (other than those constituting Collateral)(including overriding royalty interests, net profits interests, production payments, and working interests) acquired by any Restricted Person after the date hereof pursuant to (i) areas of mutual interest provisions of joint operating agreements, exploration agreements, development agreements, participation agreements or other agreements; (ii) contractual obligations of Restricted Persons existing on the date hereof; (iii) agreements, existing as of the date of such Restricted Person's acquisition of such oil and gas leases for assignment of interests therein, including reservations by, or consideration to, the farmors, assignors, or grantors of such oil and gas leases; and (iv) agreements for the sale to one or more parties of, in the aggregate, no more than an undivided 75% of the interest acquired by such Restricted Person in such oil and gas leases; provided in each case that no well has been spudded on any such lease since Borrower's acquisition thereof and that no Proved Reserves are attributable thereto.

No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     Section 7.6. Limitation on Distributions and Redemptions. No Restricted Person will make any Distribution. No Restricted Person will directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or other equity interest in any Restricted Person (whether such stock or interests are now or hereafter issued, outstanding, or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person.

     Section 7.7.  Limitation on Investments and New Businesses.  No
Restricted Person will (a make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (c) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (d) make any significant acquisitions or investments in any properties other than oil and gas properties or assets used in the exploration or development of oil and gas. As used in this section and the following Section 7.8, "Permitted Investments" means Cash Equivalents, loans to Borrower or any Guarantor that is a Subsidiary of Borrower, and capital contributions or other equity investments in any Guarantor that is a Subsidiary of Borrower.

     Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

     Section 7.10. Certain Contracts; ERISA. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender or Lender under or acquired pursuant to any Security Documents. No Restricted Person has any ERISA Plan or is obligated to contribute to any ERISA Plan including any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 7.11. Working Capital and Current Ratio. Beginning on March 31, 2000, the ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 0.75 to 1.0. As used in this Section 7.11, "Borrower's Consolidated current liabilities" shall not include the Subordinated Debt.

     Section 7.12. Interest Coverage Ratio. Beginning on March 31, 2000, Borrower will not at any time permit the Interest Coverage Ratio to be less than
1.75 to 1.0.


                 ARTICLE VIII - Events of Default and Remedies

     Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay any Obligation within one Business Day after such Obligation becomes due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise.

     (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

     (c ) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 3.2, Section 6.4, or Article VII.

     (d) Any Restricted Person fails (other than as referred to in subsections
(a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower.

     (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Lender.

     (f) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument.

     (g) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $25,000 (other than Indebtedness, the enforceability of which is being contested in good faith by appropriate proceedings), or (ii) materially breaches or materially defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor.

     (h) Any Restricted Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

     (j) Any Termination Event occurs.

     (k) Any Change in Control occurs.

     (l) Borrower fails to repay the entire principal balance of, and all accrued interest on, the Subordinated Debt on or before October 15, 1999.

     (m) The September 1999 Issuance does not occur on or before September 30, 1999.

     (n) One hundred percent (100%) of the Net Revenue from the Dedicated Leases for any three consecutive calendar months is less than the Production Threshold for such three month period.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each other Restricted Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Lender at any time and from time to time may, without notice to Borrower or any other Restricted Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand, default, or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each other Restricted Person who at any time ratifies or approves this Agreement.

     Section 8.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                          ARTICLE IX - Miscellaneous

     Section 9.1.  Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing (which may be delivered by any means set out in Section 9.3) and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle such Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

     (b) Acknowledgments and Admissions. Each Restricted Person hereby represents, warrants, acknowledges and admits that (i) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (ii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) Lender has no fiduciary obligation toward it with respect to any Loan Document or the transactions contemplated thereby, (iv) the relationship pursuant to the Loan Documents between the Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (v) no partnership or joint venture exists with respect to the Loan Documents between the Restricted Persons and Lender, (vi0 should an Event of Default or Default occur or exist, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (vii0 without limiting any of the foregoing, no Restricted Person is relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (viii) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 9.2. Survival of Agreements; Cumulative Nature. All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the parties hereto at the address for such Person specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

     Section 9.4.  Payment of Expenses; Indemnity.

     (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lender, including attorneys' fees, engineering fees (whether for work by Lender's in-house petroleum engineer or independent petroleum engineers), travel costs and miscellaneous expenses, in connection with (A) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto (provided that Borrower shall not be obligated to pay more than $45,000 for any costs described in this clause (A) and the costs of Lender's independent petroleum engineers and environmental consultants incurred prior to or in connection with the closing of this Agreement), (B) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (C) the borrowing hereunder and other action reasonably required in the course of administration hereof, (D monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender's exercise of its rights thereunder.

     (b) Indemnity. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the NPI, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of Borrower any Restricted Person or Lender with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct,
as determined in a final judgment.   If any Person (including Borrower or any of
its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender" shall refer not only to Lender but also to NPI Assignee and to each director, officer, agent, attorney, employee, representative and Affiliate of Lender or NPI Assignee.

     Section 9.5. Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person will assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

     Section 9.6. Assignments and Participations. Lender may assign all or a portion of its rights and obligations under this Agreement.

     Section 9.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTE. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OTHER RESTRICTED PERSON IN ANY LEGAL

PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

     Section 9.8. Limitation on Interest. Lender, Restricted Persons, and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to contract for, charge, collect or receive excessive or unearned interest or finance charges in the event the maturity of any Obligation is accelerated or upon the occurrence of any other event. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts that constitute interest are in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise charge, receive, or collect, or any Person shall pay, moneys which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted by applicable Law then in effect, then all sums that constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, collect, or receive the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for any day, the ceiling for such day shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas including the Laws of the United States of America, as such Laws now exist or may be changed or amended or come into effect in the future.

     Section 9.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations (other than Obligations under the NPI Conveyance) are owing elect in a written notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents

(other than the NPI Conveyance) shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

     Section 9.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 9.11. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the other Loan Documents may be validly executed and delivered by telecopy or other electronic transmission.

     Section 9.12.  Waiver of Punitive Damages, etc.    EACH OF BORROWER AND
LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A
WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW,
(B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     Section 9.13.  Arbitration.

     (a)  As used in this section:

          (1) "AAA" means the American Arbitration Association (or any successor thereto),

          (2) "Claims" means all claims by either party hereto against the other with respect to this Agreement or any of the Loan Documents (including among others any claims with respect to the interpretation or validity of any Loan Document, the existence or scope of any duties owed thereunder, whether or not any such duties have been performed or breached in any circumstances, or the extent or enforcement of any property rights created thereunder or subject thereto), and

          (3) "Disputed Matters" means all Claims, all defenses against any Claims, and all controversies relating thereto.

     (b) If either party hereto ever desires to assert a Claim against the other party, the party asserting such Claim will give written notice thereof to the other party. During the thirty day period following receipt of such notice by the other party, both parties will discuss such Claim and the validity thereof. If the parties hereto cannot come to agreement about such Claim by the end of such thirty day period (as such period may be extended by mutual agreement), then within fifteen days after the end of such period either party may by written notice to the other invoke the arbitration provisions of this Agreement, whereupon Borrower and Lender shall submit such Claim and all Disputed Matters in any way related thereto to arbitration under the procedures in the next following subsection (c).

     (c) All Disputed Matters shall be resolved by arbitration conducted by three arbitrators in accordance with this Section 8.9 and, to the extent not in conflict herewith, under the auspices of the AAA and under the Commercial Arbitration Rules of the AAA then in effect. Each such arbitrator must be independent and impartial and a person with at least ten years' experience in the financing and valuation of oil and gas properties. Within ten days after the sending and receipt of a notice invoking arbitration as provided in subsection (b) above, each of Borrower and Lender shall specify (by notice to the other) the name and address of an arbitrator appointed by it. At the end of such ten days, if one party has made a specification of its appointed arbitrator but has not received notice of a similar specification by the other party, then the party which has made a specification shall give notice to the other party that it has not received a specification from the other party. If the other party does not act to specify its arbitrator within an additional seven days after the giving of such notice, the party who has made its specification may appoint the second arbitrator in place of the party who has failed to do so. Within fifteen days after the first two arbitrators have been appointed, they shall select the third arbitrator. If a third arbitrator has not been selected within such period, either party hereto may petition the Administrative Judge presiding over the State District Courts of Harris County, Texas to appoint such third arbitrator, whereupon such judge (or any person designated by such judge to make such appointment) may make such appointment unless the first two arbitrators have come to agreement on the third arbitrator. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issues raised by the Disputed Matter. Other discovery may be ordered by the arbitrators to the extent they deem relevant and appropriate, and any dispute regarding discovery, including disputes as to the need thereof or the relevance or scope thereof, shall be determined by the arbitrators, whose determination shall be conclusive. All arbitrations hereunder shall be held in Houston, Texas at locations to be determined by the arbitrators. Borrower and Lender shall proceed expeditiously with any such arbitration and shall conclude all proceedings thereunder, including any hearing, in order to allow a decision based on applicable Law to be rendered within ninety days after the appointment of the third arbitrator. The decision of any two such arbitrators on the issues before them shall be final, and any award or order so decided may be enforced in any court having personal jurisdiction over the party against whom enforcement is sought. Borrower shall pay all fees due to the AAA and shall bear its own expenses, including attorneys' fees and expenses of arbitration, in connection with any such arbitration, but all expenses of Lender shall be considered expenses to be paid or reimbursed by Borrower under Section 9.4. The arbitrators shall honor Borrower's and Lender's election of the Laws of the State of Texas and the State of Louisiana as set out in the various Loan Documents, provided that each arbitration proceeding shall also be subject to the United States Arbitration Act, 9 U.S.C., Chapter 1, (S)(S) 1 et seq, to the extent applicable. THE ARBITRATORS ARE NOT EMPOWERED TO AWARD PUNITIVE OR EXEMPLARY DAMAGES ON ANY CLAIM (BUT ARE EMPOWERED TO AWARD EXPENSES TO LENDER AND PRE-AWARD INTEREST TO EITHER PARTY), AND EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES ON ANY CLAIM.

     (d) All applicable statutes of limitations and defenses based on the passage of time shall be tolled during the period in which arbitration has been invoked as set forth in this section. Each of Borrower and Lender is required to continue to perform its obligations under the Loan Documents pending final resolution of any Disputed Matter.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                    CHENIERE ENERGY, INC.


                                    By: /s/ Michael L. Harvey
                                       -----------------------------------
                                        Michael L. Harvey
                                        President

                                    Address:
                                    Two Allen Center, Suite 1740
                                    1200 Smith Street
                                    Houston, Texas  77002
                                    Attention:   Don Turkleson

                                    Telephone:  713-659-1361
                                    Fax:     713-659-5459

                                    ENCAP ENERGY FUND CAPITAL FUND, III, L.P.

                                    By:   ENCAP INVESTMENTS L.L.C.,
                                          General Partner


                                          By:
                                             ----------------------------
                                             Gary R. Petersen
                                             Managing Director

                                    Address:

                                    1100 Louisiana, Suite 3150
                                    Houston, Texas  77002
                                    Attention:    John Howie

                                    Telephone:   713-696-6100
                                    Fax:     713-659-6130



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